EXHIBIT 10.1.2

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of February 14, 2014, is by and among IXIA, a California corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the Subsidiaries of the Borrower from time to time party thereto (the “Guarantors”), certain banks and financial institutions from time to time party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent, swingline lender and l/c issuer, are parties to that certain Credit Agreement dated as of December 21, 2012 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Loan Parties have requested that the Required Lenders amend certain provisions and waive certain conditions of the Credit Agreement; and

WHEREAS, the Required Lenders are willing to make such amendments and waivers to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENT TO CREDIT AGREEMENT

1.1     Amendment to Section 6.01(b) . Section 6.01(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b)     Quarterly Financial Statements. As soon as available, but in any event within (i) forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower and (ii) sixty (60) days after the end of the fourth fiscal quarter of each fiscal year of the Borrower (provided that for fiscal quarter ended December 31, 2013, Borrower shall have until March 17, 2014 to comply with this Section 6.01(b)), a Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related Consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, certified by the chief executive officer, chief financial officer, treasurer or controller who is a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries, subject only to normal year-end audit adjustments and the absence of footnotes.

ARTICLE II
CONDITIONS TO EFFECTIVENESS

2.1     Closing Conditions. This Amendment shall become effective as of the day and year set forth above (the “Amendment Effective Date”) upon satisfaction (or waiver) of the following conditions on or prior to February 14, 2014:

(a)     Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Loan Parties, the Required Lenders and the Administrative Agent.

(b)     Fees and Expenses. The Administrative Agent shall have received from the Borrower such fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby and Administrative Agent’s legal counsel shall have received from the Borrower payment of all outstanding fees and expenses previously incurred and all reasonable fees and expenses incurred in connection with this Amendment.

(c)     Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

ARTICLE III
MISCELLANEOUS

3.1     Amended Terms. On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2     Representations and Warranties of Loan Parties. Each of the Loan Parties represents and warrants, as of the Amendment Effective Date, as follows:

(a)     It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)     This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)     No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)     The representations and warranties set forth in Article V of the Credit Agreement shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct (subject to the materiality qualifications set forth therein) and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects, and except that for purposes of this Section 3.2(d), the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively.

(e)     After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)     The Collateral Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Collateral Documents and prior to all Liens other than Permitted Liens.

(g)     The Loans and other amounts payable by Borrower pursuant to the Credit Agreement are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

3.3     Reaffirmation of Obligations. Each Loan Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

3.4     Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

3.5     Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

3.6     Further Assurances. The Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

3.7     Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.8     Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Without limiting the foregoing, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

3.9     No Actions, Claims, Etc. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

3.10     GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

3.11     Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.12     General Release. In consideration of the Administrative Agent’s willingness to enter into this Amendment, on behalf of the Lenders, each Loan Party hereby releases and forever discharges the Administrative Agent, the L/C Issuer, the Swingline Lender, the Lenders and the Administrative Agent’s, the L/C Issuer’s, the Swingline Lender’s, and the Lender’s respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Bank Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Loan Party may have or claim to have against any of the Bank Group in any way related to or connected with the Loan Documents and the transactions contemplated thereby.

3.13     Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 11.14 and 11.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[SIGNATURES ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:	IXIA, a California corporation By: /s/ Thomas B. Miller Name: Thomas B. Miler Tile: Chief Financial Officer

GUARANTORS:
CATAPULT COMMUNICATIONS CORPORATION By: /s/ Thomas B. Miller Name:Thomas B. Miller Title:Chief Financial Officer

VERIWAVE, INC. By: /s/ Thomas B. Miller Name:Thomas B. Miller Title:Chief Financial Officer

ANUE SYSTEMS, INC. By: /s/ Thomas B. Miller Name:Thomas B. Miller Title:Chief Financial Officer

BREAKINGPOINT SYSTEMS, INC. By: /s/ Thomas B. Miller Name:Thomas B. Miller Title:Chief Financial Officer

NET OPTICS, INC. By: /s/ Thomas B. Miller Name:Thomas B. Miller Title:President

[Signature Page to Second Amendment to Credit Agreement]

NET OPTICS IL, LLC By: /s/ Thomas B. Miller Name:Thomas B. Miller Title:Vice President

[Signature Page to Second Amendment to Credit Agreement]

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., in its capacity as Administrative Agent

	By:	/s/ Mollie S. Canup
	Name:	Mollie S. Canup
	Title:	Vice President

[Signature Page to Second Amendment to Credit Agreement]

LENDERS:	BANK OF AMERICA, N.A., in its capacity as Lender

	By:	/s/ Marissa P. Roarty
	Name:	Marissa P. Roarty
	Title:	Senior Vice President

[Signature Page to Second Amendment to Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jeffrey Heisinger
Name:	Jeffrey Heisinger
Title:	Vice President

[Signature Page to Second Amendment to Credit Agreement]

SILICON VALLEY BANK, as a Lender

By:	/s/ Raj Morey
Name:	Raj Morey
Title:	Vice President

 [Signature Page to Second Amendment to Credit Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Eric Seltenrich
Name:	Eric Seltenrich
Title:	Senior Vice President

 [Signature Page to Second Amendment to Credit Agreement]

STIFEL BANK AND TRUST, as a Lender

By:	/s/ Matthew L. Diehl
Name:	Matthew L. Diehl
Title:	Senior Vice President

[Signature Page to Second Amendment to Credit Agreement]